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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  October 25, 2007
                                                          ------------------

                            MUELLER INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                 1-6770                   25-0790410
         --------                 ------                   ----------
     (State or other          (Commission File         (IRS Employer
     jurisdiction                 Number)              Identification No.)
     of incorporation)

    8285 Tournament Drive
          Suite 150
     Memphis, Tennessee                                        38125
     ------------------                                        -----
    (Address of principal                                     Zip Code
      executive offices)


Registrant's telephone number, including area code:    (901) 753-3200
                                                       --------------

Registrant's Former Name or Address, if changed since last report:  N/A
                                                                    ---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Certain Officers; Election of
           Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (c) On October 25, 2007, Gregory L. Christopher was appointed to the position of Chief Operating Officer of Mueller Industries, Inc. (the "Company"), effective immediately. Mr. Christopher is party to an employment agreement with the Company, dated November 9, 2006. A description of the employment agreement, as well as biographical information for Mr. Christopher, is included in the Company's annual proxy statement, as filed with the Securities and Exchange Commission on March 27, 2007.

     (e) On October 25, 2007, following approval from the Company's Board of Directors acting upon the recommendation of the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), the Company entered into the Third Amendment (the "Third Amendment") to the Amended and Restated Employment Agreement, dated as of September 17, 1997, with Harvey Karp (the "Karp Employment Agreement"). The Third Amendment extends the term of the Karp Employment Agreement through December 31, 2008, and provides that, unless either party gives written notice to the other at least 120 days prior to the end of the term of employment of its intention not to renew the term, such term shall continue in effect until December 31, 2009, and shall thereafter renew for successive one-year periods until such notice is given or until Mr. Karp's employment is otherwise terminated. The summary of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment attached hereto as Exhibit 10.1.

     On October 25, 2007, following approval from the Company's Board of Directors acting upon the recommendation of the Compensation Committee, the Company entered into an Amended and Restated Consulting Agreement with Harvey Karp, which serves to amend the Consulting Agreement between the Company and Harvey Karp, dated June 21, 2004. Among other things, the Amended and Restated Consulting Agreement amends the original Consulting Agreement to provide for effectiveness upon the termination of Mr. Karp's employment with the Company (rather than January 1, 2008) and provides for an annual consulting fee for each of the first four years of the consulting period equal to two-thirds of the lesser of (i) Mr. Karp's highest annual cash compensation (consisting of base salary and annual bonus) for the three-year period from 2005 to 2007 or (ii) $2 million. The summary of the Amended and Restated Consulting Agreement is qualified in its entirety by reference to the full text of the amendment attached hereto as Exhibit 10.2.


Item 8.01  Other Events.

     On October 26, 2007, the Company issued a press release, which is attached hereto as Exhibit 99.1.

     Attached hereto as Exhibit 99.2 is the Company's Quarterly Report to Stockholders for the quarter ended September 29, 2007.




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Statements in this Form 8-K that are not strictly historical may be
"forward-looking" statements, which involve risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this Form 8-K. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.          Description

10.1 Third Amendment, dated October 25, 2007, to the Amended and Restated Employment Agreement dated as of September 17, 1997, by and between the Registrant and Harvey Karp.

10.2 Amended and Restated Consulting Agreement, dated October 25, 2007, by and between the Registrant and Harvey Karp.

99.1               Press Release, dated October 26, 2007

99.2 Mueller Industries, Inc.'s Quarterly Report to Stockholders for the quarter ended September 29, 2007. Such report is being furnished for the information of the Securities and Exchange Commission only and is not to be deemed filed as part of this Current Report on Form 8-K.






























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MUELLER INDUSTRIES, INC.

                                   By:     /s/ Gary C. Wilkerson
                                           -------------------
                                   Name:   Gary C. Wilkerson
                                   Title:  Vice President, General Counsel
                                           and Secretary

Date: October 26, 2007










































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                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

10.1 Third Amendment, dated October 25, 2007, to the Amended and Restated Employment Agreement dated as of September 17, 1997, by and between the Registrant and Harvey Karp.

10.2 Amended and Restated Consulting Agreement, dated October 25, 2007, by and between the Registrant and Harvey Karp.

99.1           Press Release, dated October 26, 2007

99.2 Mueller Industries, Inc.'s Quarterly Report to Stockholders for the quarter ended September 29, 2007. Such report is being furnished for the information of the Securities and Exchange Commission only and is not to be deemed filed as part of this Current Report on Form 8-K.